     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1999


                                                      REGISTRATION NO. 333-58631
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                         POST EFFECTIVE AMENDMENT NO. 1
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                        OUTLOOK SPORTS TECHNOLOGY, INC.
                 (Name of Small Business Issuer in its Charter)
                           --------------------------

              DELAWARE                                3949                               65-0648808
  (State or other jurisdiction of              (Primary Standard                      (I.R.S. Employer
   incorporation or organization)          Industrial Classification               Identification Number)
                                                  Code Number)

                           --------------------------

                          100 GRAND STREET, 5TH FLOOR
                            NEW YORK, NEW YORK 10013
                                 (212) 966-0400

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                  PAUL BERGER
                            CHIEF EXECUTIVE OFFICER
                          100 GRAND STREET, 5TH FLOOR
                            NEW YORK, NEW YORK 10013
                                 (212) 966-0400
    (Address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

        GREGORY SICHENZIA, ESQ.                JAY M. KAPLOWITZ, ESQ.
       RICHARD A. FRIEDMAN, ESQ.          GERSTEN, SAVAGE & KAPLOWITZ, LLP
     SICHENZIA, ROSS & FRIEDMAN LLP             10 East 52nd Street
          135 West 50th Street                New York, New York 10022
               20th Floor                          (212) 752-9700
        New York, New York 10020
             (212) 664-1200

                           --------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: / /



    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration Statement No. 333-58631

                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                                            PROPOSED MAXIMUM
                                                                                               AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE      PROPOSED MAXIMUM       AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                 REGISTERED       PRICE PER SHARE    OFFERING PRICE (1)   REGISTRATION FEE
Class A Common Stock, $.01 par value (2).........       460,000              $5.80             $2,668,000              --
Representative's Warrant.........................        40,000              $0.01                $400                 --
Class A Common Stock issuable upon exercise of
  Representative's Warrant.......................        40,000              $9.57              $382,800               --
Total............................................       540,000                                $3,051,200         $986.34 (3)


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(2) Includes 60,000 shares of Class A Common Stock subject to the Underwriters' over-allotment option.

(3) Includes a filing fee of $10,546 paid in connection with the initial filing of this Registration Statement on July 7, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 27: EXHIBITS


      1.1*   Form of Representative's Warrant

      1.2*   Form of Underwriting Agreement

      3.1*   Amended and Restated Certificate of Incorporation of the Company

      3.2*   By-Laws of the Company

      4.1*   Specimen certificate for the Common Stock of the Company

      5.1    Opinion of Sichenzia, Ross & Friedman LLP

     10.1*   Employment Agreement with William Barthold, dated January 16, 1996

     10.2*   Employment Agreement with Daniel Snider, dated January 16, 1998

     10.3*   Business Note and Security Agreement, dated June 19, 1997, with Barnett Bank, N.A.

     10.4*   Revolving Accounts Receivable Funding Agreement between the Company and Gibraltar
             Financial Corporation, dated November 25, 1997

     10.5*   Amendment to Revolving Accounts Receivable Funding Agreement, dated November 25,
             1997

     10.6*   Gibraltar Financial Corporation Demand Note, dated November 25, 1997

     10.7*   Form of Promissory Note signed by the Company in favor of Paul Berger, Jim Dodrill and Stanley Berger for all advances made by them to the Company

     10.8*   Security Agreement with Stanley Berger, dated October 1, 1997

     10.9*   Subordination Agreement with Stanley Berger, dated December 3, 1997

    10.10*   Option, dated January 24, 1997, received by Paul Berger as consideration for an advance made by him to the Company

    10.11*   Option, dated September 5, 1996, received by Jim Dodrill as consideration for an advance made by him to the Company

    10.12*   Form of Warrant for the purchase of the Common Stock of the Company received by
             Stanley Berger as consideration for advances made by him to the Company

    10.13*   Form of Promissory Note signed by the Company in favor of all participants in a private financing between February 4, 1997 and April 30, 1997

    10.14*   Form of Warrant for the purchase of the Common Stock of the Company received by all participants in a private financing between February 4, 1997 and April 30,
             1997

    10.15*   Form of Promissory Note signed by the Company in favor of all participants in a private financing between May 12, 1997 and June 30, 1997

    10.16*   Form of Warrant for the purchase of the Common Stock of the Company received by all participants in a private financing between May 12, 1997 and June 30, 1997

    10.17*   Form of Promissory Note signed by the Company in favor of all participants in a private financing in July, 1997

    10.18*   Form of Warrant for the purchase of the Common Stock of the Company received by all participants in a private financing in July, 1997

    10.19*   Form of Consent to extension of payment date for all Notes executed by the Company in all private financings

    10.20*   Form of Subscription Agreement signed by all investors in the Company

    10.21*   Lease Agreement, dated March 13, 1997, between the Company and Sanctuary of Boca,
             Inc. (for office space in Boca Raton)

    10.22*   Amendment to Lease #1, dated August 1, 1997, between the Company and Sanctuary of
             Boca, Inc.

    10.23*   Amendment to Lease #2, dated February 2, 1998, between the Company and Sanctuary of Boca, Inc.

    10.24*   Sublease Agreement and Rider, dated December 1, 1996, between the Company and Tom
             Rochon Associates (for office space in New York City) and Over-Lease Agreement incorporated therein

    10.25*   Sublease Agreement and Rider, dated July 12, 1996, between the Company and Tom
             Rochon Associates (for office space in New York City) and Over-Lease Agreement incorporated therein

    10.26*   Research, Development and Consulting Contract, dated October 8, 1996, with Chou
             Golf Design Labs, Inc.

    10.27*   Contract Amendment, dated May 4, 1997, to Research, Development and Consulting
             Contract with Chou Golf Design Labs, Inc.

    10.28*   Agreement, dated September 1, 1998, with G. Day Associates, Inc.

    10.29*   1996 Incentive and Non-qualified Stock Option Plan

    10.30*   Form of Incentive Stock Option Agreement under 1996 Incentive and Non-qualified
             Stock Option Plan

    10.31*   Form of Non-qualified Stock Option Agreement under 1996 Incentive and
             Non-Qualified Stock Option Plan

    10.32*   1998 Incentive and Non-qualified Stock Option Plan

    10.33*   Form of Incentive Stock Option Agreement under 1998 Incentive and Non-Qualified
             Stock Option Plan

    10.34*   Form of Non-Qualified Stock Option Agreement under 1998 Incentive and
             Non-Qualified Stock Option Plan

    10.35*   MONY Deferred Compensation Plan for managers of the Company

    10.36*   Settlement Agreement and Release, dated May 4, 1998, between the Company and Hippo
             Holdings Ltd

    10.37*   Consulting Agreement, dated April 29, 1998, between the Company and Argent
             Securities, Inc.

    10.38*   Form of Non-Qualified Stock Option Agreement for Outside Directors under 1998
             Incentive and Non-Qualified Stock Option Plan

    10.39*   Termination Agreement, dated September 1, 1998, between the Company and Daniel
             Snider

    10.41*   Form of Exchange Agreement

     23.1*   Consent of PricewaterhouseCoopers LLP

     23.2    Consent of Sichenzia, Ross & Friedman LLP (included in Exhibit 5.1)

     24.1*   Power of Attorney (contained on the signature page of this Registration Statement)

     27.1*   Financial Data Schedule

     99.1*   Consent of Daniel Snider to being named in the Registration Statement as a new director, dated June 19, 1998

     99.2*   Consent of Kim Haskell to being named in the Registration Statement as a new director, dated June 23, 1998

------------------------

 *  Previously filed.

**  To be filed by amendment.

ITEM 28. UNDERTAKINGS.

    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (a) The undersigned registrant hereby undertakes to:

    (1) File, during any period in which it offers or sells, a post-effective amendment to this Registration Statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

    (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) of 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.


    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on March 18, 1999.


                                OUTLOOK SPORTS TECHNOLOGY, INC.

                                By:  /s/ PAUL H. BERGER
                                     -----------------------------------------
                                     Paul H. Berger
                                     CHIEF EXECUTIVE OFFICER AND CHAIRMAN
                                     OF THE BOARD OF DIRECTORS

                                By:  /s/ JIM G. DODRILL II
                                     -----------------------------------------
                                     Jim G. Dodrill II
                                     PRESIDENT

                                By:  /s/ EVERETTE C. HINSON
                                     -----------------------------------------
                                     Everette C. Hinson
                                     VICE PRESIDENT FINANCE